Exhibit 99.1

Arcimoto Announces Electric Vehicle Financing Now Available Through FreedomRoad Financial

EUGENE, Ore., June 15, 2022 – Arcimoto, Inc.® (NASDAQ: FUV), makers of rightsized, outrageously fun, ultra-efficient electric vehicles for moving people and stuff, has entered into an agreement with FreedomRoad Financial, a loan production office of Evergreen Bank Group, to provide consumers with vehicle financing for Arcimoto’s family of EVs.

“This is a milestone for Arcimoto and our customers, and FreedomRoad Financial’s dealer financing solution will make it easier than ever to own an Arcimoto electric vehicle,” said Lynn Yeager, Arcimoto Chief Experience Officer.

FreedomRoad Financial is one of the largest U.S. national powersports lending companies, providing retail loans to riders on numerous brands. They understand the rider lifestyle and work hard to help their customers optimize the excitement and enjoyment of their motorsports experience. Their team takes great pride in maintaining the highest level of customer service and dealer satisfaction.

“We are proud to add Arcimoto as our newest OEM and to help their customers realize their dreams of owning an FUV, one of the most exciting and innovative new EVs on the market today,” said Tom Collins, Managing Director of FreedomRoad Financial.

For the latest stakeholder update, check out our RAMP IT UP presentation. Follow Arcimoto on YouTube, Facebook, Instagram, Twitter, TikTok, and LinkedIn. Investor information about the company, including press releases, stakeholder webcast replays, and more can be found at http://arcimoto.com/ir.

About Arcimoto, Inc.

Arcimoto is a pioneer in the design and manufacture of rightsized, ultra-efficient, incredibly fun electric vehicles for everyday mobility. Built on the revolutionary three-wheel Arcimoto Platform, our vehicles are purpose-built for daily driving, local delivery, and emergency response, all at a fraction of the cost and environmental impact of traditional gas-powered vehicles. Based in Eugene, Oregon, the Arcimoto team is dedicated to creating world-class EVs that make the world a better place. For more information, please visit Arcimoto.com.

Safe Harbor / Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and include, without limitation, our expectations as to vehicle deliveries, the establishment of our service and delivery network and our expected rate of production. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; our ability to design, manufacture and market vehicle models within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations; unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility; our dependence on our suppliers; changes in consumer demand for, and acceptance of, our products: changes in the competitive environment, including adoption of technologies and products that compete with our products; the overall strength and stability of general economic conditions and of the automotive industry more specifically; changes in laws or regulations governing our business and operations; costs and risks associated with potential litigation; and other risks described from time to time in periodic and current reports that we file with the SEC. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

Public Relations Contact:

Megan Kathman

(651) 785-3212

pr@arcimoto.com

Investor Relations Contact:

investor@arcimoto.com